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                                                                                                         Exhibit 99(a)(4)
                           MONTHLY SERVICER'S CERTIFICATE
             (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
            OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)

                   TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                                 Series 2003-1 Bonds

         TXU Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing Agreement") between TXU Electric Delivery Company, as Servicer, and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:



         SERIES 2003-1 COLLECTION PERIOD: July 2004


                                       a.  Series 2003-1     b. Series 2003-1       c. Actual             d. Series 2003-1
                                           Transition           Transition             Series 2003-1         Transition
                                           Charge in            Charge                 Transition            Charge
                                           Effect               Billed                 Charge                Remittance
                                           ------               ------                 Payments              Made to
                                                                                       Received              Trustee
Customer Class                                                                         --------              --------
--------------

Residential Service                    $0.000712 / kWh        $2,783,564.38         $2,295,530.79         $2,295,530.79

General Service Secondary                                     $2,198,373.01         $2,074,251.20         $2,074,251.20

          Non-demand                   $0.000655 / kWh

          Demand                       $0.186 / kW

General Service Primary                                         $284,668.60           $261,691.59           $261,691.59

          Non-demand                   $0.000442 / kWh

          Demand                       $0.201 / kW

High Voltage Service                   $0.137 / kW              $160,393.51           $180,803.23           $180,803.23

Lighting Service                       $0.000785 / kWh           $30,996.60            $31,441.22            $31,441.22

Instantaneous Interruptible            $0.074 / kW               $67,261.53            $67,697.58            $67,697.58

Noticed Interruptible                  $0.135 / kW              $126,451.04           $127,745.50           $127,745.50
                                                              -------------         -------------         -------------
                                                              $5,651,708.67         $5,039,161.11         $5,039,161.11
         Total
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         Capitalized terms used herein have their respective meanings set forth in the Series 2003-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 9th day of August, 2004.



                                   TXU ELECTRIC DELIVERY COMPANY,
                                   as Servicer


                                   By   /s/ John M. Casey
                                   ------------------------------
                                   Name:  John M. Casey
                                   Title:   Assistant Treasurer

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